Exhibit 10.3

No.: 2022 (Xinchang) word No.00109

Working Capital Loan Contract

(2021 Edition)

Special Note: This contract is concluded by both parties on a negotiated and voluntary basis of equality and law. All terms of the contract are true expressions of the intention of both parties.In order to safeguard the legitimate rights and interests of the borrower, the lender hereby requests the borrower to pay full attention to all the provisions concerning the rights and obligations of both parties, especially the black body part.

Lender: Industrial and Commercial Bank of China Limited Xinchang Sub-branch

Person in charge: Zhang Leming Contact person: Zhang Yi

Address (address): No.159, Gushan Middle Road, China, Xinchang County,

Zip Code: 312500

Tel: 86222812 Fax: \ Email: \

Borrower: Zhejiang Zhongchai Machinery Co., LTD

Legal representative: He Mengxing Contact person: Wu Minlian

Mobile phone number:

Address (address): No.1 Meixi Road, Meizhu Town, Xinchang County, Zhejiang Province, Zip Code: 312500

Tel.: \ Fax: \ Email: \

[The Borrower must fill in the above information accurately and completely to ensure timely delivery of relevant notices and legal documents]

According to relevant national laws and regulations, both parties have reached an agreement through consultation, unless otherwise agreed

Part I Basic agreement

1. Purpose of the loan

The loan under this Contract is used for the following purposes. Without the written consent of the lender, the borrower shall not use the loan for other purposes, and the Lender has the right to supervise the use of the money.

Loan purpose: operating turnover

2. Amount and term of the loan

2. 1 The currency of the loan under this contract is RMB and the amount is 10000000.00 (in words: ten million) (In case of inconsistency between upper and lower case, the upper case shall prevail).

2.2 The loan term of this Contract is 2022.2.24-2023.2.23, starting from the date of the first withdrawal under this Contract.

2.3 For each withdrawal, the withdrawal date is the date when the loan funds are actually transferred into the loan account, and the maturity date is the repayment date recorded in the IOU (for installment repayment, the maturity date shall be implemented according to the repayment plan or agreed by the two parties), and the repayment date of any withdrawal shall not exceed the loan term of this Contract.

3 Interest Rate, Interest and Expenses

3.1 [Determination method of RMB loan interest rate]

The RMB loan interest rate shall be determined in the following ways:

Each loan interest rate is determined by the pricing benchmark plus floating points, in which the pricing benchmark is the effective date of each loan contract (mention Payment date / Contract effective date) (The market quoted interest rate (LPR) for the 1 year (1 year / 5 years) loan announced on the working day before the first interest rate determination date), the floating points are plus (plus / minus) 35 basis points (one basis point is 0.01%, the same below). The point spread remains unchanged during the loan term. If the separate withdrawal is used, the interest rate of each withdrawal shall be calculated separately. If the People’s Bank of China Lending Center does not announce the loan market quoted interest rate for the corresponding term within the working day before the interest rate is determined, the loan market quoted interest rate announced by the People’s Bank of China Lending Center on the previous working day shall prevail, and so on. After the first interest rate is determined, whether a withdrawal has been made, the borrowing rate shall be adjusted in the following A (A / B) manner:

A. Take 12 (1 / 3 / 6 / 12) months as the first period, adjustment each periods to accounting the interest. On the date of the interest rate of the second period and the corresponding date after the expiration of the first interest rate, the lender adjusts the lending rate according to the loan market quoted interest rate and floating points of the aforementioned term published by the People’s Bank of China Lending Center on the previous working day. If there is no date corresponding to the first interest rate determination date in the adjustment month, the last day of the month shall be the corresponding date.

B. No adjustment during the entire loan term.

3.2 [Determination method of foreign currency loan interest rate]

The interest rate of foreign currency borrowing is determined in the following \ (1 / 2 / 3) mode:

(1) Fixed interest rate, the annual interest rate is \ %, and the interest rate will remain unchanged during the validity period of the contract.

(2) Term interest rate, the interest rate of each loan is determined by the pricing benchmark plus the interest rate difference, of which the pricing benchmark is each loan

\ (withdrawal date/contract effective date) (the first interest rate determination date) the applicable term type is \ (week/month/year) (LIBOR term rate/SOFR term rate/SONIA term rate/EURIBOR term rate/TORF term rate, etc.), the spread is \ (plus/minus) \ basis points (one basis point is 0.01%). The plus-point spread remains unchanged during the borrowing period. If the withdrawal is made by installment, the interest rate for each withdrawal shall be calculated separately. After the first interest rate is determined, whether a withdrawal has been made, the loan interest rate will be adjusted according to the following methods \ (A/B/C), and the interest will be calculated in stages:

A. Take \ (1/3/6/12) months as a period, and adjust every period. The interest rate determination date of the second period and subsequent periods is the corresponding day after the first interest rate determination date expires one period, and the borrowing interest rate will be adjusted according to the pricing basis and interest rate difference applicable on that date. If there is no date corresponding to the first interest rate determination date in the adjustment month, the last day of the month will be used as the corresponding date.

B. The first day of each interest period (that is, the day after the end of the previous interest period) is the interest rate determination date, and the borrowing interest rate will be adjusted according to the applicable pricing benchmark and interest spread on that date.

C. No adjustment is made during the entire loan term.

On the aforesaid interest rate determination date, the applicable pricing benchmark shall be determined in accordance with the relevant rules in Article 1.1 of Part II.

(3) Floating overnight interest rate, the borrowing rate is based on the overnight financing rate applicable to the borrowing currency on each interest-bearing day during the interest period (referring to the withdrawal date and each subsequent natural day) \ (SOFR/SONIA/€STR/SARON or TONA, etc.) is determined as the pricing benchmark \ (plus/minus) \ basis point spread, and the spread remains unchanged during the borrowing period. Subsequent lenders determine the interest rate on the interest accrual date based on the applicable pricing benchmark and the aforesaid interest rate difference. The first interest rate determination date is the withdrawal date of each loan, and the subsequent interest rate determination date is each interest calculation day after the first interest rate determination date. Use \ (single interest/single interest compound interest combination) method to calculate loan interest.

The aforementioned interest rate determination date shall determine the pricing benchmark to be applicable in accordance with the relevant rules of Article 1.1 of Part II.

3.3 The loan under this contract shall be calculated on a daily basis from the actual withdrawal date, and shall be settled monthly (monthly / quarterly / semi-yearly).When the loan is due, the remaining outstanding interest shall be settled together with the principal. For the British pound, Australian dollar, Canadian dollar, Singapore dollar, or HK dollar, the daily interest rate per interest date = annual interest rate / 365; the daily interest rate / 360.

3.4 If the loan currency is RMB, the overdue penalty interest rate under this contract shall be determined by adding 50% to the original loan interest rate; if the borrowing currency is foreign currency, the overdue penalty interest rate under this contract shall be charged \ on the basis of the original loan interest rate(a basis point is 0.01%). The penalty interest rate for misappropriation of loans shall be determined by adding 100% to the original loan interest rate.

3.5 In addition to interest, the borrower shall also pay the commitment fee to the lender for the borrower has not yet withdrawn. The commitment fee shall be paid in the following \ (1/2) method at the \ ‰ of annual rate and the difference between the loan amount and the amount of the borrower (the average daily balance within the billing period):

(1) Make a lump-sum payment to the Lender on the expiration date of the billing cycle.

(2) After this Contract becomes effective, the loan shall be paid to the lender at 20th of each \ (month / quarter / half year) until the expiration date of the billing period.

If the loan under this Contract is recyclable, the billing period refers to the service term of the revolving loan amount; if the loan under this Contract is not recyclable, the billing period refers to the period between the withdrawal date of the last loan agreed in Article 4 and the signing of this Contract.

If the commitment fee is paid in different times, the lender has the right to stop issuing the loan or partially or completely cancel the unpaid withdrawal of the borrower if the borrower fails to pay the commitment fee on time.

4 Drawing (revolving loan is not applicable)

4.1 The Borrower shall withdraw the money in Article 1 (1 / 2 / 3) according to the actual demand:

(1)	One-time withdrawal of loan before March 23, 2022;

(2)	From the effective date of this contract to the date of \ , the loan should be withdrawn one or more times;

(3)	If the borrower needs to change the time or amount of the withdrawal according to the progress of the loan, it should be approved by the lender, but the borrower should pay off the loan before the data of \ at the latest.

Withdrawal time	Withdrawal amount
\	\
\	\
\	\

4.2 If the borrower fails to withdraw the money as agreed, the Lender shall have the right to partially or completely cancel the loan not withdrawn by the borrower.

5 Repayment

5.1 The Borrower shall repay the loan under the following 1 (1 / 2) ways:

(1)	The loan shall be repaid in a lump sum upon maturity.

Repay in installments according to the following repayment plan (additional pages can be attached if there is more content). If the interest rate is determined by the floating overnight interest rate in Article 3.2 (3) of the first part, the principal and interest repayment method cannot be used to repay the principal and interest.

Plan repayment time	Plan repayment amount
\	\
\	\

5.2 If the loan under this Contract falls under the following circumstances, the borrower shall repay the loan immediately after the corresponding funds are in place, so if the repayment occurs in advance, the borrower does not need to pay liquidated damages for repayment in advance:

\

5.3 Except for the circumstances stipulated in 5. 2, the borrower shall pay the lender in advance for repayment liquidated damages to be calculated according to the following standards: advance repayment amount * remaining loan term (months) * \ ‰; if the remaining loan months are less than one month, it shall be calculated as one month.

6: Special agreement on revolving loan (selective clause, \ (applicable / not applicable) for this section)

6.1 The loan under this Contract can be recycled. The loan amount mentioned in Article 2 and the loan term of this Contract shall be the revolving loan amount and the revolving loan amount, and the use term of the revolving loan amount shall be calculated from the effective date of this Contract.

6.2 RMB revolving borrowing rate using pricing benchmark and floating points, the pricing benchmark refers to the working day before the People’s Bank of China lending center announced the relevant varieties of loan market quoted rate (LPR), each loan according to the loan term to determine the following table varieties of loan market quoted interest rate (LPR) and add or subtract floating points, the unit of points as the basis point. Specific for:

Scope of loan term	The corresponding loan market Quote interest rate (LPR) maturity variety	Add and subtract points
\	\	\
\	\	\
\	\	\
\	\	\

If the People’s Bank of China Lending Center does not announce the loan market quotation rate for the corresponding term on the first working day before the withdrawal, the loan market quotation rate announced by the People’s Bank of China Lending Center on the previous working day shall prevail, and so on.

6.3 For the revolving loan under this contract, if the borrower has not made any withdrawal for one month since the signing of this contract, the lender has the right to cancel the revolving loan quota.

7 Guarantee

If the loan guarantee under this contract is the maximum guarantee, the corresponding maximum guarantee contract is \ (1 / 2 / 3, optional)

(1) The Maximum Amount Guarantee Contract (No. : \ )

Guarantor: \

(2) Maximum Amount Mortgage Contract (No. : \ )

Mortgagor: \

(3) Maximum Amount Pledge Contract (No. : \ )

Pledge: \

8 Financial Agreement (Optional Terms, \ (applicable / not applicable))

During the term of this Contract, the Borrower shall comply with the following financial indicators:

\

9. Dispute Settlement

The dispute settlement method under this Contract shall be 2 (1 / 2):

(1)	Submit the dispute to the \ arbitration committee, and conduct arbitration at \ (arbitration place) according to the arbitration rules that were in effect when the arbitration application was submitted. The arbitral award is final and binding on both parties.

(2)	It is settled by litigation in the court where the lender is located.

10 Other

10.1 This Contract is made in duplicate, with the borrower and the lender holding one copy with the same legal effect.

10.2 The following annexes and other attachments jointly confirmed by both parties shall constitute an integral part of this Contract and shall have the same legal effect as this Contract:

Annex 1: Notice of withdrawal (format)

Annex 2: Entrusted Payment Agreement

Annex 3: \

11 Other matters agreed upon by both parties:

\

Part II Specific terms

1 Interest Rate and interest

1.1 If the borrowing currency is foreign currency and the term rate or floating overnight rate is selected, the interest rate determination date (Day T, If the interest rate determination date is not a working day, the previous recent working day shall be Date T) The applicable pricing benchmark shall be the interest rate value of T-N working days corresponding to the pricing benchmark agreed herein displayed in the page of Refinitiv or Bloomberg Financial Terminal. If the interest rate pricing benchmark is negative, it is executed at zero. The above working days refer to the working days of the local benchmark pricing agency of the borrowing currency. For term rate, N is 2; and N is 5 for floating overnight rate.

For the avoidance of doubt, the SOFR term rate agreed herein refers to the SOFR term rate issued by the Chicago Mercantile Exchange (CME) recognized by the Alternative Rate Commission (ARRC), and the SONIA term rate agreed herein means the SONIA term rate issued by Refinitiv.

If there is a significant change in the pricing benchmark, follow the effective market rules. If the Lender requires the Borrower to sign a supplementary agreement on the relevant matters at that time, the Borrower shall cooperate.

1.2 If the loan under this contract adopts the floating interest rate, the interest rate adjustment rules shall still be implemented in the original way after the loan is overdue.

1.3 If the interest is settled monthly, the interest settlement date is the 20th of each month; if the interest is settled quarterly, the interest settlement date is the 20th of the last month of each quarter; if the interest is settled semi-annually, the interest settlement date is June 20 and December 20.

1.4 The first interest period is from the date of the borrower to the first interest settlement date; the last interest period is from the day after the end of the last interest period to the final repayment date; the remaining interest period is from the day after the end of the last interest period to the next interest settlement date.

1.5 Loan interest = loan principal* day interest rate* actual use days.

If the interest rate is determined by the method of Article 3.2 (3) of Part 1 of this contract, and the loan interest is calculated by the combination of simple interest and compound interest, the interest calculation rules are: For the part calculated according to the pricing basis, the interest of this part of each working day will be calculated. = (Loan principal + the total amount of interest owed on this part as of the last natural day)* The interest rate on the base day that should be applied on that day; the interest on this part of the non-working day is the same as the interest on the most recent working day before, but if the loan principal changes, the interest should be adjusted accordingly with reference to the aforementioned formula. The part calculated according to the spread is calculated as simple interest. The working days mentioned in this article refer to the local working days of the borrowing currency pricing benchmark management institution.

If the equal principal and interest repayment method is adopted, the calculation formula of principal and interest to be repaid is as follows:

Total principal and interest of each period = (Loan principal * period interest rate * (1 + period interest rate) ^ repayment period) /

((1+ period interest rate)^ repayment period-1)

1.6 If the People’s Bank of China adjusts the method for determining the loan interest rate and applies to the loan under this Contract, the relevant provisions of the People’s Bank of China shall be handled, and the lender will not notify the borrower separately.

1.7 This contract to determine the loan interest rate according to the People’s Bank of China lending center (LPR), the lender shall have the right to annual interest rate to the borrower, according to the national policy, borrower credit status and loan guarantee changes, etc., decide to cancel all or part of the preferential interest rate to the borrower, and timely notify the borrower.

1.8 If not specified, the loan interest rate in this contract is the annualized interest rate calculated by the single interest method.

2 Payment and payment of loans

2.1 The borrower must meet the following prerequisites for withdrawing the loan, otherwise the lender shall not have the obligation to issue any money to the borrower, except if the lender agrees to make the loan in advance:

(1) in addition to the credit loan, the borrower has provided the corresponding guarantee as required by the lender and the relevant borrower has completed the guarantee procedures;

(2) No other contracts have defaulted under this Contract or signed by the Borrower and the Lender;

(3) the supporting materials of the loan use provided are consistent with the agreed purpose;

(4) submit other materials required by the Lender.

2.2 The written documents provided by the borrower to the lender shall be the original; if the original documents cannot be provided, the lender shall be obtained. After consent, the copy affixed with the official seal of the borrower may be provided.

2.3 The borrower shall submit the withdrawal notice to the lender at least 5 working days in advance. Once the withdrawal notice is submitted, it shall not be revoked without the written consent of the Lender. The Borrower shall reserve the account seal of the loan account designated in the withdrawal notice and affix the Borrower’s official seal or special financial seal on the IOU accordingly. The Borrower hereby confirms that the reserved seal containing both official seal and special financial seal and affixed with one or more seals on the IOU shall be a valid IOU.

2.4 If the lender examines and agrees to the withdrawal of the borrower, if the lender transfers the loan to the designated borrower account, then it shall be deemed that the lender has issued the loan to the borrower in accordance with the provisions herein.

2.5 According to the relevant regulatory regulations and the management requirements of the lender, the loan exceeding a certain amount or meeting other conditions shall be paid by the lender entrusted by the lender, and the lender shall pay the loan to the payment object which meets the Purpose stipulated in this contract. For this purpose, the Borrower and the Lender shall sign a separate entrusted payment agreement as an appendix to this contract, and open or designate a special account with the Lender to handle the entrusted payment.

3. Repayment

3.1 The Borrower shall repay the loan principal, interest and other amounts payable on time and in full as agreed herein. On the repayment day and one working day before each interest settlement, the borrower shall fully deposit the current interest, principal and other amounts payable in the repayment account opened with the Lender, and the lender has the right to voluntarily transfer the amount on the repayment date or interest settlement date, or require the borrower to cooperate with the relevant transfer procedures. If the amount in the repayment account is insufficient to pay the full amount due of the borrower, the Lender has the right to determine the order of repayment.

If the repayment account has loss reporting, freezing, stop payment of repayment or cancellation, or the borrower needs to change the repayment account, the borrower shall go through the change procedures of the repayment account at the lender. Before the change procedures come into effect, if the original repayment account has been unable to transfer the money in full, the borrower should go to the lender for counter repayment. If the borrower fails to go through the change procedures of the repayment account in time or fails to repay the counter to the lender in time and fails to pay off the principal and interest and other expenses of the due loan in time, the borrower shall bear the liability for breach of contract.

3.2 If the borrower applies for repayment of all or part of the loan in advance, it shall submit a written application to the lender 10 working days in advance, obtain the consent of the lender, and pay the liquidated damages for repayment of the lender in advance to the lender according to the standards agreed herein.

3.3 If the lender agrees to repay the loan in advance, the borrower shall pay the loan at the same time as the prepayment date, and the principal, interest and other payments due as agreed herein. The interest is calculated by single interest and compound interest combination. If the borrower fails to pay the above interest during the advance repayment, the unpaid interest will continue to calculate the interest amount in accordance with Article 1.5 of the second part until the interest is paid in full.

3.4 The lender shall have the right to recover the loan in advance according to the borrower’s withdrawal of funds.

3. 5 If the actual loan term is shortened due to the borrower’s advance repayment or the lender recovering the loan in advance according to the provisions of this contract, the corresponding interest rate shall not be adjusted, and the original interest rate of the loan shall still be implemented.

4 Circular loan

Recycling loans under this contract, in the circular loan amount use period, the sum of the borrower loan balance shall not exceed the revolving loan amount, and circular loan amount shall gradually decrease with the repayment arrangement (the first part of the corresponding payments is the circular loan amount should be deducted).

5. Guarantee

5.1 In addition to the credit loan, the Borrower shall provide a legal and valid guarantee approved by the Lender for the performance of its obligations under this Contract. The guarantee contract shall be signed separately.

5.2 Guarantee under this contract damage, depreciation, property rights, disputes, seizure or seizure, or the guarantor violates the provisions of the guarantee contract, or guarantee the guarantor financial situation adverse changes or other adverse changes to the lender’s creditor’s rights, the borrower shall timely notify the lender, and provide other guarantees recognized by the lender.

5.3 The Lender shall have the right to regularly or irregularly reevaluate the value of the collateral and the Guaranty’s guarantee ability. If the value of the collateral is reduced or the guarantor is reduced, the Borrower shall provide additional guarantees equal to the reduced value or guarantee ability, or may also provide other guarantees recognized by the Lender.

5.4 If the loan under this Contract is guaranteed by accounts receivable, the lender has the right to declare the loan due in advance, require the borrower to immediately repay part or all of the principal and interest of the loan, or add the legal, effective and full guarantee approved by the Lender:

(1) The bad debt rate of accounts receivable from the pledgor to the payer has increased for two consecutive months;

(2) The accounts receivable outstanding and not recovered by the pledgor to the payer account for more than 5% of the balance of the accounts receivable to the payer;

(3) Trade disputes (including but not limited to quality, technology, service disputes) or debt disputes between the account receivable pledger and the payer or other third parties, resulting in accounts receivable that may not be repaid on time when due.

6 Account Management

6.1 The Borrower shall designate a special fund withdrawal account at the Lender to collect the corresponding sales revenue or planned repayment funds. If the corresponding sales income is settled in a non-cash way, the borrower shall ensure that it is timely transferred to the fund withdrawal account after receiving the payment.

6.2 The Lender shall have the right to supervise the fund withdrawal account, including but not limited to understanding and supervising the fund income and expenditure of the account, and the Borrower shall cooperate. If requested by the Lender, the Borrower shall enter into a special account supervision agreement with the Lender.

7 Statements and Warranties

The Borrower makes the following representations and guarantees to the Lender, valid throughout the term of this Contract:

7.1 It shall have the qualification of the borrower according to law and have the qualification and ability to sign and perform this contract.

7.2 This Contract has obtained all necessary authorization or approval. The signing and performance of this Contract shall not violate the provisions of the articles of Association and relevant laws and regulations, and shall not conflict with other obligations under the Contract.

7.3 Operating in accordance with the law, with good credit status, and the other debts payable have been paid on schedule, and having no malicious default on the principal and interest of bank loans.

7.4 With a sound organization and financial management system, no major violations of discipline have occurred in the production and operation process in the recent year, and the current senior manager does not have any major bad record.

7.5 All documents and materials provided to the Lender are true, accurate, complete and valid and free from false records, material omissions or misleading statements.

7.6 The financial and accounting reports provided to the Lender are prepared in accordance with Chinese accounting standards, which truly, fairly and completely reflect the operating conditions and liabilities of the borrower, and there have been no material adverse changes in the financial condition of the Borrower since the date of the latest financial and accounting reports.

7.7 Failure to conceal the litigation, arbitration or claim from the Lender. There is no ongoing litigation, arbitration, other administrative procedures or claims that may affect the Borrower’s execution or performance of the Contract and the payment of the debts under this Contract.

7.8 Failure to conceal from the Lender any matter that has occurred or has occurred and may affect its financial position and solvency.

8 Commitment of the Borrower

8.1 To draw and use the loan in accordance with the term and purpose agreed herein, the loan shall not be used for fixed assets and equity investment, and shall not flow into the securities market, futures market in any form and other purposes prohibited or restricted by relevant laws and regulations.

8.2 Discharge the principal, interest and other amounts payable of the loan as agreed herein.

8.3 Accept and actively cooperate with the Lender to inspect and supervise the use of loan funds including their use by means of account analysis, voucher inspection and on-site investigation, and regularly summarize and report the use of loan funds according to the requirements of the Lender.

8.4 Accept the credit inspection of the lender, provide financial accounting data such as balance statement, income statement and loss data and other materials reflecting the solvency as required by the lender, and actively assist and cooperate with the lender in the investigation, understanding and supervision of its production, operation and financial situation.

8.5 For the outstanding principal and interest of the loan and other amounts due (including those declared as payable immediately), dividends and dividends shall not be distributed in any form.

8.6 For merger, division, capital reduction, equity changes, equity pledge, material assets and debt transfer, major foreign investment, substantial increase debt financing and other action that may adversely affect the lender rights, prior written consent of the lender or the lender’s claims to the lender’s satisfaction.

8.7 Timely notification to the Lender of any of the following circumstances:

(1) Change of the articles of association, business scope, registered capital and legal representative;

(2) Closed, dissolution, liquidation, business for rectification, business license revoked, revoked or application for (application) bankruptcy;

(3) Involving or may involve major economic disputes, litigation, arbitration, or the property is sealed up, detained or supervised according to law;

(4) Shareholders, directors and current senior managers are suspected of major cases or economic disputes.

8.8 Timely, comprehensively and accurately disclose related parties and related transactions to the lender.

8.9 Timely sign for all kinds of notices sent or otherwise served by the Lender.

8.10 Disposal of own assets without reducing solvency; providing guarantee to a third party shall not harm the interests of the lender.

8.11 If the loan under this Contract is issued by credit, report the external guarantee to the lender completely, truthfully and accurately and regularly, and sign an account supervision agreement according to the requirements of the lender. If the external guarantee may affect the performance of its obligations here under, the written consent of the Lender shall be obtained.

8.12 To bear the expenses incurred by the Lender to realize the creditor’s rights under this Contract, including but not limited to attorney’s fees and auction fees, etc.

8.13 The order of repayment of the debts under this contract takes precedence over the borrower’s debts to its shareholders, and is at least on an equal footing with the borrower’s debts of the same kind to other creditors.

8.14 If the Borrower’s repayment funds (including but not limited to the funds obtained by the Lender through withholding and disposal of collateral, etc.) are insufficient to pay off all its debts to the Lender under this Contract and other contracts, the Lender shall have the right to decide the order of repayment.

8.15 Strengthen environmental and social risk management, and accept the supervision and inspection of the lender. If requested by the lender, lend to the loan

The payer submits an environmental and social risk report.

9 Commitment of the Lender

9.1 Loan shall be issued to the borrower as agreed herein.

9.2 The non-public information and information provided by the borrower shall be kept confidential, except as otherwise provided for by laws and regulations and otherwise agreed herein.

10 Default

10.1 The occurrence of any of the following circumstances constitutes a default by the borrower:

(1) The Borrower fails to repay the principal and interest of the loan and other amounts payable as agreed, or fails to perform any other obligations under this contract, or violates the representations, guarantees or commitments under this contract;

(2) The guarantee under this Contract has changed detrimental to the creditor’s rights of the Lender, or the guarantor violates the provisions of the guarantee Contract, and the borrower fails to provide other guarantees recognized by the Lender;

(3) Any other debts of the Borrower fail to pay off after being due (including being declared early due), or fails to perform or breach its obligations under other agreements, which has, or may affect the performance of its obligations under this contract;

(4) The borrower’s financial indicators such as profitability, solvency, operating capacity and cash flow break through the agreed standards, or deteriorate, which has already, or may affect, the performance of its obligations under this contract;

(5) Major adverse changes occur in the borrower’s equity structure, production and operation, and foreign investment, which have occurred, or may affect, the performance of its obligations under this contract;

(6) Borrower involves or may involve major economic disputes, litigation, arbitration, or assets are seized, seized or enforced, or by judicial organs or administrative organs to investigate or take punishment measures according to law, or in violation of the relevant provisions of the state or policy by the media exposure, has or may affect the performance of its obligations under this contract;

(7) The borrower abnormally changes, disappears or the personal freedom is investigated or restricted by the judicial organ according to law, and has undergone or may affect the performance of his obligations under this contract;

(8) The borrower takes advantage of the false contract with its related party to use the transaction without actual transaction background to obtain the funds or credit of the lender, or intentionally evade the lender’s creditor’s rights through related party transactions;

(9) The borrower has been or may close, dissolved, liquidated, suspend business for rectification, business license revoked, revoked or applied for (filed) bankruptcy;

(10) The Borrower has caused liability accidents, major or environmental and social risk events caused by the violation of food safety, production safety, environmental protection, which has or may affect the performance of its obligations under this contract;

(11) If the loan under this Contract is issued by credit, the borrower’s credit rating, profitability, asset-liability ratio and net cash flow of operating activities do not meet the conditions of the lender; or the borrower sets credit / pledge or provides guarantee to others without its written consent, which has or may affect the performance of its obligations under this Contract;

(12) Other circumstances that may adversely affect the realization of the Lender’s creditor’s rights under this Contract.

10.2 If the Borrower breaches, the Lender has the right to take one or more of the following measures:

(1)	Ask the borrower to correct the default within a time limit;

(2)	To stop issuing loans and other financing funds to the Borrower in accordance with this Contract and other contracts between the Lender and the Borrower, and to cancel partially or all of the Borrower’s failure to withdraw the loans and other financing funds;

(3)	To declare that the outstanding loans and other financing funds under other contracts between this Contract and the Lender and the Borrower shall immediately become due and recover the outstanding funds immediately;

(4)	Request the borrower to compensate for the losses caused to the lender by its default;

(5)	Other measures as stipulated by laws and regulations, agreed herein or deemed necessary by the Lender.

10.3. If the borrower fails to repay the loan when it is due (including being declared to expire immediately), the Lender has the right to collect the penalty interest at the overdue penalty rate agreed herein from the date of delay. For the interest (including penalty interest) not paid by the borrower on time, the recovery interest shall be calculated at the overdue penalty interest rate. The interest settlement rules of penalty interest / compound interest shall apply to the interest settlement rules agreed upon in this contract.

10.4 If the borrower fails to use the loan according to the purpose agreed herein, the lender shall have the right to collect the penalty interest on the misappropriated part of the misappropriated part of the loan and the interest (including the penalty interest) of the loan shall be calculated at the penalty interest rate of the loan. The interest settlement rules of penalty interest / compound interest shall apply to the interest settlement rules agreed upon in this contract.

10.5 If the circumstances mentioned in Articles 10.3 and 10.4 above occur at the same time, the penalty interest rate shall be determined and shall not be imposed concurrently.

10.6 If the borrower fails to repay the loan principal, interest (including penalty interest and compound interest) or other amount payable on schedule, the lender shall have the right to announce the collection through the media.

10.7 If the control or control relationship between the related party of the Borrower and the Borrower changes, or the related party of the Borrower has other circumstances than Article 10.1 above: (1) and (2), which has experienced or may affect the performance of the Borrower’s obligations under this Contract, the Lender has the right to take the measures agreed herein.

11 Automatic cancellation of the loan commitment

11.1 If the borrower’s credit status deteriorates, the lender can automatically cancel all outstanding commitment to the borrower without prior notice.

11.2 One of the circumstances mentioned in Article 10.1 and 10.17 of Part II of this Contract constitutes the deterioration of the borrower’s credit condition.

12 Deduct

12.1 If the Borrower fails to repay the debts due under this Contract (including those declared due immediately) as agreed, the Borrower agrees that the Lender shall deduct the corresponding amount from all domestic and foreign currency accounts opened by the borrower for repayment until all debts of the Borrower under this Contract are fully repaid.

12.2. If the deduction is inconsistent with the currency of this contract, it shall be converted at the applicable exchange rate of the Lender on the date of deduction. The interest and other expenses incurred during the period from the deduction date to the repayment date (when the lender transfers the deduction amount to exchange the contract currency and actually repay the debts under this Contract), and the difference arising from the exchange rate fluctuations during this period shall be borne by the Borrower.

13 Assignment of rights and obligations

13.1 The Lender has the right to transfer in part or all of its rights under this Contract to a third party, without the consent of the Borrower. The Borrower shall not assign any of the rights and obligations under this Contract.

13.2 The lender or the Industrial and Commercial Bank of China Co., Ltd. (“ICBC”) may authorize or entrust any other branches of ICBC to perform the rights and obligations under this contract, or assign the loan claims to other branches of ICBC to undertake and manage it by the borrower, and the lender does not need to obtain the consent of the borrower. Other branches of ICBC that undertake the rights and obligations of the lender have the right to exercise all the rights under this contract and have the right to file a lawsuit, submit for arbitration or apply for enforcement against the court in the name of the dispute under this Contract.

14 Effectiveness, Alteration and Rescission

14.1 This Contract shall come into force on the date of official seal or special seal and terminate on the date of the completion of all obligations under this contract.

14.2 Any changes to this Contract shall be agreed upon by all parties and made in writing. The change terms or agreements shall form a part of this Contract and shall have the same legal effect as this Contract. Except for the changed part, the rest of the contract shall remain valid, and the original terms shall remain valid before the changed part takes effect.

14.3 The modification and rescission of this Contract shall not affect the right of the Parties to claim compensation for losses. The termination of this Contract shall not affect the validity of the relevant dispute resolution clause.

15 Application of law and dispute resolution

The conclusion, validity, interpretation, performance and dispute settlement of this Contract shall be governed by the laws of the People’s Republic of China. Any disputes and disputes arising from or related to this Contract shall be settled by both parties through negotiation and shall be settled in the manner as agreed herein.

16 Confirmation of the service address of the litigation / arbitration documents

16.1 The Borrower confirms that the address recorded on the front page of this Contract shall be served as the address of the litigation / arbitration documents involved under this Contract. Litigation / arbitration documents include but are not limited to summons, notice of court session, written judgment, written order, conciliation statement, notice of performance within a time limit, etc.

16.2 The Borrower agrees that the arbitration institution or the court may use the fax and email recorded on the front page of this Contract to serve the arbitration / litigation documents, except for the judgment, order and conciliation statement.

16.3 The above service agreement shall apply to all stages of first instance, second instance, retrial and execution in arbitration and litigation proceedings. For the above service address, the arbitration agency or the court may serve it directly by mail.

16.4 The Borrower shall ensure the authenticity and validity of the address, contact person, fax, email and other information recorded herein. If any relevant information is changed, the Borrower shall timely notify the Lender in writing, otherwise the service of the original address information shall remain valid and the Borrower shall bear the legal consequences arising therefrom.

17 Complete contract

The first part of the Basic Agreement and the second part of the Contract jointly form a complete working capital Loan contract, the same words in the two parts have the same meaning. The Borrower is jointly bound by the above two parts.

18 Notice

18.1 All notices of the parties here-under shall be given in writing. Unless otherwise agreed, both parties shall specify the place of residence specified in this contract as the communication and contact address. In case of a change in the mailing address or other contact information of either party, it shall timely notify the other party in writing.

18.2 If either party refuses to sign or other cases cannot be delivered, the notice may be served by notarization or announcement.

19 Special agreement on VAT

19.1 The interest and fees paid by the Borrower to the Lender under this Contract shall be tax-inclusive prices.

19.2 If the borrower requests the lender to issue a VAT invoice, it shall first handle the information registration with the lender, including the full name of the borrower, the taxpayer’s identification number or social credit code, address, telephone number, bank and account number. The Borrower shall ensure that the relevant information provided to the Lender is true, accurate and complete, and shall provide relevant supporting materials as required by the Lender. The specific requirements shall be issued by the Lender through the branch notice or the announcement on the website.

19.3 If the borrower receives the VAT invoice by itself, it shall provide the lender with the power of attorney with the seal, designate the recipient, and specify the ID number and other information. Then the designated recipient shall receive the VAT invoice with the original ID card; If the designated recipient changes, the borrower shall issue a power of attorney with the seal to the lender again. If the borrower chooses to collect the VAT invoice by mail, it shall also provide accurate and available mailing information; If the mailing information changes, the borrower shall timely notify the lender in writing.

19.4 If the lender fails to issue VAT invoices in time due to natural disasters, government behaviors, social abnormal events or tax authorities, the lender has the right to delay the issuing of invoices and shall not assume any responsibility.

19.5 If the VAT invoice is unable to receive the VAT invoice after the borrower receives the receipt of the VAT invoice or the third party, the lender shall not compensate the borrower for the relevant economic losses of the borrower.

19.6 If a special VAT invoice is required due to sales return, taxable service suspension or invoice error, deduction and invoice verification, the borrower shall submit the relevant laws, regulations and policy documents to the tax authority after the tax authority shall review and notify the tax authority.

19.7 During the performance of the Contract, in case of national tax rate adjustment, the lender shall have the right to adjust the price agreed herein, according to the change of national tax rate.

20. Others

20.1 The Lender’s failure to exercise or partially exercise or delay in exercising any rights under this Contract shall not constitute a waiver or alteration of such or other rights and shall not affect its further exercise of such or other rights.

20.2 The invalidity or unenforceable of any provision of this Contract shall not affect the validity and enforce-ability of any other provisions, nor shall it affect the validity of the whole contract.

20.3 The words such as “related party”, “related party relationship”, “related party transaction”, “individual main investors” and “key managers” mentioned in this contract have the same meaning as the “Disclosure of Accounting Standards for Business Enterprises No.361 Related Party” (No.3 Accounting [2006]) and the same words in the subsequent revision of the standards.

20.4 The environmental and social risks mentioned herein refer to the potential hazards and related risks of the Borrower and its important related parties in their construction, production and business activities, including environmental and social issues related to energy consumption, pollution, land, health, safety, resettlement, ecological protection, climate change, etc.

20.5 The Lender shall make retained documents and vouchers for the loan under this Contract in accordance with its business rules, which shall constitute valid evidence proving the creditor relationship between the parties and shall be binding on the Borrower.

20.6 During the term of this Contract, if the Lender is unable to continue to perform the Contract or some provisions of the laws or regulations, the Lender has the right to cancel the outstanding loan and take other measures deemed necessary by the Lender in accordance with the relevant provisions.

20.7 In this Contract, ⑴ mentions that this Contract shall include modifications or additions to the Contract; the ⑵ title is for reference only and does not constitute any interpretation of the Contract and impose any limitation on the contents and scope of the title.

Both parties confirm that the borrower and borrower have fully negotiated all the terms of this Contract. The Lender has drawn special attention from the Borrower to all the terms concerning the rights and obligations of the parties, made a comprehensive and accurate understanding, and has interpreted and explained the relevant terms at the request of the Borrower. The Borrower has carefully read and fully understood all the terms of the Contract (including the first Part Basic Agreement and Part II Specific Provisions). The borrower have the same understanding of the terms of the Contract and have no objection to the contents of the contract.

Lender (seal): Industrial and Commercial Bank of China Limited Xinchang Sub-branch

Date: 2022.2.24

Borrower (seal): Zhejiang Zhongchai Machinery Co., LTD

As the legal representative / authorized representative of the Borrower, I hereby confirm that the Borrower borrows money from the Lender in accordance herein and the printing on this Contract is true and valid, and the required procedures have been fulfilled for the loan.

Legal representative and authorized representative of the borrower (signature):

number:\

Entrust payment agreement

Client (Party A): Zhejiang Zhongchai Machinery Co., LTD

Address: No.1 Meixi Road, Meizhu Town, Xinchang County, Zhejiang Province Legal Representative: He Mengxing

Trustee (Party B): Industrial and Commercial Bank of China Limited Xinchang Sub-branch

Address: No.159, Gushan Middle Road, Xinchang County

Responsible person: Zhang Leming

in view of:

(I) Party A and Party B shall sign the Working Capital Loan Contract (hereinafter referred to as the Financing Contract) numbered 2022 (Xinchang) word 00109, and Party B shall provide financing to Party A in accordance with the provisions of the financing contract.

(II) In accordance with relevant regulatory regulations and Party B’s management requirements, party B shall adopt entrusted payment methods for qualified financing payments or other funds entrusted by Party B by Party A, that is, Party B shall pay the financing to party A’s payment object for the agreed purpose according to party A’s withdrawal application and payment entrustment.

In order to clarify the entrusted payment of financing, Party A and Party B shall enter into this agreement through equal consultation.

Article 1. Entrusted Payment Conditions

If the single payment under the financing contract reaches or exceeds RMB 500,000, or meets the following conditions, the entrusted payment method shall be adopted: \

Article 2 Authorization and entrustment

For the withdrawal that meets the entrusted payment conditions agreed herein, Party A authorizes and entrusts Party B to transfer the financing funds to the payment object account of Party A for the agreed purpose of the financing contract after transferring the financing funds to the designated account of Party A, and provide payment vouchers and other relevant materials as required by Party B.

The purpose of the financing funds under the financing contract is: operating turnover

Article 3 Entrusted payment

(1) When handling the entrusted payment, Party A shall open or designate a special account at Party B to handle the entrusted payment matters.

(2) When handling the entrusted payment, Party A shall provide Party B with the information of its loan account and payment object account and each withdrawal of the supporting materials that the withdrawal conforms to the agreed purpose. Party A shall guarantee that all the materials provided to Party B are true, complete and valid.

(3) When handling the entrusted payment, Party B shall only provide the information of the payment object and the financing purpose supporting materials provided by Party A

Party B shall review the materials. If Party B fails to complete the entrusted payment in time due to the untrue, inaccurate and incomplete information provided by Party A, Party B shall not bear any responsibility.

(4) Party B finds any inconsistency or other defects in the use certification materials provided by Party A, etc

Right to require Party A to supplement, replace, explain or resubmit relevant materials before Party A submits the materials satisfactory to Party B

Have the right to refuse the payment and payment of the relevant funds.

(5) According to the different financing purposes of Party A, Party B shall have the right to request Party A, the independent intermediary agency and other relevant parties to issue a total

Party B shall issue and pay the financing funds with the visa form and other relevant supporting materials.

(6) After examination, Party B considers that the information provided by Party A is consistent with the agreed financing purpose and the withdrawal complies with the financing contract

For the specified preconditions, the financing funds shall be transferred to the account designated by Party A first, and then the corresponding funds shall be transferred to the payment object account of Party A according to the needs and the relevant business vouchers submitted by Party A.

(7) In any of the following circumstances, Party B shall have the right to redetermine the financing issuance and payment conditions, or stop the financing payment:

1. Party A provides false or invalid information to Party B to obtain financing;

2. Party A has suffered major adverse changes in production and operation, declining credit status or default under the financing contract;

3. If the financing fund is used for fixed assets investment, the project progress lags behind the use progress of funds;

4. Party A fails to withdraw and pay the financing funds in accordance with the financing contract, and the use of the financing funds is abnormal;

5. Party A violates this Agreement and the financing contract or relevant regulatory provisions, and avoids the entrusted payment by turning it down into pieces;

6. The loan account or payment object account designated by Party A shall be frozen or stopped by the authorized authority.

Article 4 Freezing or stop payment of accounts

If the loan account designated by Party A or the payment object account is frozen or stopped by the competent authority, and Party B fails to timely complete the entrusted payment as entrusted by Party A, Party B shall not assume any responsibility, nor affect the repayment obligations incurred by Party A under the financing contract.

Article 5 Supervision and inspection of independent payment

If the amount under the financing contract is paid by Party A independently, Party A promises to accept and actively cooperate with Party B in the account analysis and vouchers

Check and supervise the use of financing funds, including purposes, by means of inspection and on-site investigation, and regularly summarize and report the use of financing funds as required by Party B.

Article 6 Liability for Breach of Contract

(1) Party A shall compensate Party B for any losses due to the untrue, incomplete or invalid information provided by Party A to Party B.

(2) If Party B fails to pay and pay the financing funds in time as agreed herein, it shall bear the corresponding liability for breach of contract, except as otherwise agreed herein.

Article 7 Force majeure and accidents

If Party B fails to pay and pay the corresponding payment on time due to unforeseeable, inevitable and insurmountable force majeure events such as war, natural disasters, or system failure or communication failure, Party B shall not bear any responsibility, but Party B shall timely notify Party A.

Article 8. Effectiveness and Termination

This Agreement shall come into force on the date of the official seals or special seals of both parties and terminate when all the funds of Party A under the financing Contract are withdrawn (including Party B’s cancellation of Party A under the financing contract according to the financing Contract) and the entrusted payment of Party B is completed.

Article 9. Others

As an annex to the financing contract, this Agreement shall have the same legal effect as the financing contract. Matters not covered herein shall be executed in accordance with the financing contract.

Party A: Zhejiang Zhongchai Machinery Co., LTD

Party B: Industrial and Commercial Bank of China Limited Xinchang Sub-branch

Date: February 24,2022

Contract Serial number: 202202240121100097412235